SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: February 20, 2003

(Date of earliest event reported)

Markel Corporation

(Exact name of registrant as specified in its charter)

Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Highwoods Parkway

Glen Allen, Virginia 23060-6148

(804) 747-0136

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 5.    OTHER EVENTS

Certain exhibits are filed herewith in connection with the Prospectus Supplement dated February 20, 2003 to the Prospectus dated October 31, 2001, filed as part of the Registration Statement on Form S-3 (Registration No. 333-71952) of Markel Corporation (the “Company”) with the Securities and Exchange Commission covering Debt Securities issuable under an Indenture relating to Senior Debt Securities, dated June 5, 2001, between the Company and JPMorgan Chase Bank, as trustee (the “Trustee”).

On February 20, 2003, the Company executed an Underwriting Agreement and related pricing agreement (the “Underwriting Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated. Pursuant to the Underwriting Agreement, the Company is issuing $200,000,000 principal amount of its 6.8% Senior Notes due 2013 (the “Securities”) under the Indenture, as amended by a Second Supplemental Indenture, to be dated as of February 25, 2003 (the “Second Supplemental Indenture”). The Underwriting Agreement, the form of the Second Supplemental Indenture and the Computation of Earnings to Fixed Charges Ratio are filed as exhibits hereto and are incorporated herein by reference. The form of the Securities is included as Exhibit A to the form of the Second Supplemental Indenture.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

1	Underwriting Agreement and related pricing agreement, dated as of February 20, 2003, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated

4.1	Form of Second Supplemental Indenture between the Company and the Trustee, including form of the securities as Exhibit A

12	Computation of Earnings to Fixed Charges Ratio

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKEL CORPORATION

Date: February 24, 2003	By: /s/ DARRELL D. MARTIN
Name: Darrell D. Martin
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit:

1	Underwriting Agreement, dated as of February 20, 2003, between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and related pricing agreement

4.1	Form of Second Supplemental Indenture between the Company and the Trustee, including form of the securities as Exhibit A

12	Computation of Earnings to Fixed Charges Ratio